                                                                     EXHIBIT 1.1



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                                   IMPORTANT
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IF YOU ARE IN DOUBT as to any aspect of this circular or as to the action to be taken, you should consult your stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Mobile (Hong Kong) Limited, you should at once hand this circular, together with the accompanying form of proxy, to the purchaser or other transferee or to the bank, stockbroker or other agent through whom the sale was effected for transmission to the purchaser or transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

                                     [LOGO]

                        CHINA MOBILE (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

                             CONNECTED TRANSACTIONS

                      Independent Financial Adviser to the
                          Independent Board Committee

                                     [LOGO]

A letter from the Independent Board Committee of China Mobile (Hong Kong) Limited is set out on page 17 of this circular. A letter from N M Rothschild & Sons (Hong Kong) Limited containing its advice to the Independent Board Committee is set out on pages 18 to 26 of this circular.

A notice dated 14 May 2001 convening an Extraordinary General Meeting of the Company to be held in the Conference Room, 5th Floor, Island Shangri-La, Pacific Place, Supreme Court Road, Central, Hong Kong on 12 June 2001 at 11:30 a.m. (or as soon thereafter as the annual general meeting of the Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned), is set out at the end of this circular. Whether or not you are able to attend the meeting, you are requested to complete and return the enclosed form of proxy in accordance with the instructions printed thereon as soon as practicable and in any event at least 36 hours before the time appointed for holding the meeting. Completion and return of the form of proxy shall not preclude you from attending and voting in person at the meeting or at any adjourned meeting should you so wish.

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                                    CONTENTS
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
                                                                           Pages
DEFINITIONS ...........................................................       1
LETTER FROM THE BOARD .................................................       5
  Introduction ........................................................       5
  Connected Transactions ..............................................       5
  Extraordinary General Meeting .......................................      16
  Recommendation of the Independent Board Committee ...................      16
  Additional information ..............................................      16
LETTER FROM THE INDEPENDENT BOARD COMMITTEE ...........................      17
LETTER FROM ROTHSCHILD ................................................      18
APPENDIX --- GENERAL INFORMATION ......................................      27
NOTICE OF THE EXTRAORDINARY GENERAL MEETING ...........................      30


                                      -i-
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                                  DEFINITIONS
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     In this circular, unless the context otherwise requires, the following expressions having the meanings:

"Aspire Holdings"                   Aspire Holdings Limited, a company
                                    incorporated in the Cayman Islands and a non wholly-owned subsidiary of the Company

"Associates"                        as defined in the Listing Rules

"Beijing Mobile"                    Beijing Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Board"                             the board of directors of the Company

"China Mobile (Shenzhen)"           China Mobile (Shenzhen) Limited, a wholly
                                    foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"CMBVI" China Mobile Hong Kong (BVI) Limited, a company incorporated in the British Virgin Islands and the immediate controlling shareholder of the Company

"CMCC" China Mobile Communications Corporation, a state-owned company established under the laws of the PRC

"CMHKG" China Mobile (Hong Kong) Group Limited, an indirect controlling shareholder of the Company

"Companies Ordinance"               the Companies Ordinance (Chapter 32 of the
                                    Laws of Hong Kong)

"Company"                           China Mobile (Hong Kong) Limited, a company
                                    incorporated in Hong Kong whose shares are listed on the Stock Exchange and whose American depositary shares are listed on the New York Stock Exchange

"Connected Transactions"            the Existing Connected Transactions and the
                                    new arrangements entered into by the Group in 2001 as described under "Connected
                                    Transactions --- Prepaid Services" and
                                    "Connected Transactions --- Platform
                                    Development" on pages 11 to 12 of this
                                    circular

"CTC" China Telecommunications Corporation, a state-owned company established under the laws of the PRC

"Directors"                         the directors of the Company

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                                  DEFINITIONS
--------------------------------------------------------------------------------

"Existing Connected Transactions"   the existing continuing connected
                                    transactions entered into between the
                                    Company and its Operating Subsidiaries on the one hand, and CMCC and its subsidiaries on the other, for which waivers from strict compliance with the relevant disclosure and shareholders' approval requirements of
                                    Chapter 14 of the Listing Rules were
                                    previously granted by the Stock Exchange, which transactions are described under
                                    "Connected Transactions --- Existing
                                    Connected transactions" on pages 6 to 10 of this circular, namely transactions in relation to interconnection arrangement, roaming arrangement, spectrum fees, sharing of inter-provincial transmission line leasing fees, collection services and sales arrangements, property leasing and management services, construction and related services, equipment maintenance and related services and transmission tower production, sales and other services and antenna maintenance services

"Extraordinary General Meeting"     the extraordinary general meeting of the
                                    Company to be convened on 12 June 2001,
                                    notice of which is set out at the end of this circular, or any adjournment thereof

"Fujian Mobile"                     Fujian Mobile Communication Company Limited,
                                    a wholly foreign-owned enterprise
                                    established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Group"                             the Company and its subsidiaries

"Guangdong Mobile"                  Guangdong Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Guangxi Mobile"                    Guangxi Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Hainan Mobile"                     Hainan Mobile Communication Company Limited,
                                    a wholly foreign-owned enterprise
                                    established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Hebei Mobile"                      Hebei Mobile Communication Company Limited,
                                    a wholly foreign-owned enterprise
                                    established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Henan Mobile"                      Henan Mobile Communication Company Limited,
                                    a wholly foreign-owned enterprise
                                    established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Hong Kong"                         Hong Kong Special Administrative Region of
                                    the PRC

"HK$" Hong Kong dollars, the lawful currency of Hong Kong

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                                  DEFINITIONS
--------------------------------------------------------------------------------

"Independent Board Committee"       the committee of Directors, consisting of
                                    Arthur Li Kwok Cheung and Lo Ka Shui, being the independent non-executive Directors, formed to advise the Independent
                                    Shareholders in respect of the terms of the Connected Transactions

"Independent Shareholders"          Shareholders other than CMBVI and its
                                    Associates

"Jiangsu Mobile"                    Jiangsu Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Latest Practicable Date"           7 May 2001, being the latest practicable
                                    date prior to the printing of this circular for ascertaining certain information contained herein

"Liaoning Mobile"                   Liaoning Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Listing Rules"                     the Rules Governing the Listing of
                                    Securities on the Stock Exchange

"Mainland China"                    the PRC (excluding Hong Kong, Macau and
                                    Taiwan)

"MII" the Ministry of Information Industry of the PRC

"MISC Platform"                     the standardised nation-wide China Mobile
                                    platform for wireless data which will be made available to each of the provincial mobile telecommunications subsidiaries of the Company and CMCC

"Operating Subsidiaries"            Guangdong Mobile, Zhejiang Mobile, Jiangsu
                                    Mobile, Fujian Mobile, Henan Mobile, Hainan
                                    Mobile, Beijing Mobile, Shanghai Mobile,
                                    Tianjin Mobile, Hebei Mobile, Liaoning
                                    Mobile, Shandong Mobile and Guangxi Mobile

"PRC"                               The People's Republic of China

"RMB"                               Renminbi, the lawful currency of the PRC

"Rothschild" or "N M Rothschild     N M Rothschild & Sons (Hong Kong) Limited,
 & Sons"                            an investment adviser registered under the
                                    Securities Ordinance (Chapter 333 of the
                                    Laws of Hong Kong) and the independent
                                    financial adviser to the Independent Board
                                    Committee in respect of the terms of the Connected Transactions

"SDI Ordinance"                     the Securities (Disclosure of Interests)
                                    Ordinance (Chapter 396 of the laws of Hong
                                    Kong)

"Shandong Mobile"                   Shandong Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

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                                  DEFINITIONS
--------------------------------------------------------------------------------

"Shanghai Mobile"                   Shanghai Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Share(s)"                          ordinary share(s) of HK$0.10 each in the
                                    capital of the Company

"Shareholders"                      shareholders of the Company

"Stock Exchange"                    The Stock Exchange of Hong Kong Limited

"Tianjin Mobile"                    Tianjin Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Zhejiang Mobile"                   Zhejiang Mobile Communication Company
                                    Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

     For your convenience, this circular contains translations between Renminbi amounts and Hong Kong dollars at RMB1.06 = HK$1.00. The translations are not representations that the Renminbi dollar amount could actually be converted into Hong Kong dollars at that rate, or at all.

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                             LETTER FROM THE BOARD
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                                     [LOGO]

                        CHINA MOBILE (HONG KONG) LIMITED

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

Executive Directors:
Wang Xiaochu (Chairman)
Li Zhenqun
Ding Donghua
Li Gang
Xu Long
He Ning
Liu Ping
Yuan Jianguo
Wei Yiping

Independent Non-Executive Directors:
Arthur Li Kwok Cheung
Chris Gent
Lo Ka Shui


Registered Office:
60th Floor
The Center
99 Queen's Road Central
Hong Kong

                                                      14 May 2001

To the Shareholders

Dear Sir or Madam,

                             CONNECTED TRANSACTIONS
INTRODUCTION

     On 11 May 2001, the Company announced that the Company and its Operating Subsidiaries on the one hand, and CMCC and its subsidiaries on the other, have in the past entered into a number of transactions of a recurrent nature which constitute connected transactions of the Company under the Listing Rules. The Stock Exchange has previously granted waivers to the Company, subject to certain conditions, from strict compliance with the relevant disclosure and shareholders' approval requirements of the Listing Rules in relation to these Existing Connected Transactions. The Existing Connected Transactions have previously been approved by the independent shareholders of the Company and the waivers previously granted by the Stock Exchange will expire on 31 December 2001. The Group also entered into certain new connected transactions in 2001 and these new transactions are described under "Connected Transactions --- Prepaid Services" and "Connected Transactions --- Platform Development" below.

Connected Transactions

     As the Connected Transactions are expected to occur on a regular and continuous basis in the ordinary and usual course of business, the Company has made an application to the Stock Exchange and the Stock Exchange has granted new waivers in respect of the Connected Transactions from

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                             LETTER FROM THE BOARD
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compliance with the normal disclosure and shareholders' approval requirements under Chapter 14 of the Listing Rules. For the Existing Connected Transactions, the previous waiver will expire on 31 December 2001 and the new waiver will be effective from 1 January 2002 to 31 December 2004. For the transactions described under "Connected Transactions --- Prepaid Services" and "Connected Transactions --- Platform Development", the new waiver will be effective for three financial years of the Company ending 31 December 2003.

     The Connected Transactions will be conditional upon, inter alia, the approval of the Independent Shareholders at the Extraordinary General Meeting at which CMBVI (and its Associates) being a connected person of the Company, will abstain from voting its shares on the ordinary resolution to approve the Connected Transactions.

     The Independent Board Committee, comprising Arthur Li Kwok Cheung and Lo Ka Shui, has been formed to consider the terms of the Connected Transactions and to advise the Independent Shareholders as to whether such terms are fair and reasonable so far as the Independent Shareholders are concerned. Rothschild has been appointed as the independent financial adviser to the Independent Board Committee and a copy of its letter of advice is set out on pages 18 to 26 of this circular. The recommendation of the Independent Board Committee to the Independent Shareholders is set out on page 17 of this circular.

     The purpose of this circular is to provide you with further information in relation to the Connected Transactions and to seek your approval of the ordinary resolution set out in the notice of the Extraordinary General Meeting at the end of this circular.

A. Existing Connected Transactions

     a. Existing Connected Transactions where no upper limits are imposed

         1. Interconnection Arrangement

               The networks of each of the Operating Subsidiaries interconnect with the cellular networks of CMCC in other regions.

               The Inter-provincial Interconnection and Domestic and International Roaming Settlement Agreement was entered into in May 2000 between the Company and CMCC (as supplemented by a supplemental agreement entered into in September 2000) (the "ROAMING AGREEMENT"). The Roaming Agreement applies to all the Operating Subsidiaries, and is valid from 1 April 1999 to 31 March 2001 and will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate in writing at least three months prior to the expiration of the term. The Roaming Agreement had been automatically renewed, and the current term will expire on 31 March 2002.

               Under the Roaming Agreement:

          - with regard to inter-provincial roaming, when the roaming subscriber places a call from a roaming location, the operator of the visited network receives all long distance call charges, if any; and when the roaming subscriber receives a call at a roaming location, the network operator with whom the subscriber is registered retains all long distance call charges, if any;

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                             LETTER FROM THE BOARD
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          -    international long distance calling charges incurred by an international cellular subscriber making an international long distance call while roaming in the areas in mainland China where the Group operates are collected by CMCC and are credited to the Group. The Group will make the necessary settlement with the relevant telecommunications operators in mainland China. CMCC also collects a 15% handling charge on such international long distance calling charges from the international mobile communications operators and shares such handling charge equally with the Group; and

          - when the Group's subscribers roam internationally, the Group will collect the international long distance calling charges, if any, together with a 15% handling charge from its subscribers and will pay the international long distance calling charges together with half of the handling charge collected to CMCC, which will make the necessary settlement with the international mobile communications operators concerned.

               The long distance charges applicable to roaming are those chargeable at the place where the long distance call is made. When long distance charges cannot be distinguished from basic roaming calling charges (discussed in more details under "Roaming Arrangement" below), such long distance charges are grouped under roaming calling charges.

     2. Roaming Arrangement

     Each of the Operating Subsidiaries offers domestic and international roaming services to its subscribers.

     Under the Roaming Agreement:

     - with regard to inter-provincial roaming, 80% of the basic roaming calling charge payable by a roaming subscriber will be credited to the visited network operator, and the remaining 20% will be retained by the roaming subscriber's home network operator;

     - with regard to international roaming, roaming calling charges incurred by an international cellular subscriber making or receiving a call while roaming in the areas in mainland China where the Group operates are collected and credited to the Group by CMCC, and the Group will make the necessary settlement with the relevant telecommunications operators in mainland China. CMCC also collects a 15% handling charge on the roaming calling charges from the international mobile communications operators and shares such handling charge equally with the Group; and

     - when subscribers of the Group roam internationally, the Group will collect the roaming calling charges together with a 15% handling charge from its subscribers and will pay the roaming calling charges together with half of the handling charge collected to CMCC, which will make the necessary settlement with the international mobile communications operators concerned.


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                             LETTER FROM THE BOARD
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          With respect to international roaming (that is, a mainland Chinese mobile phone subscriber roaming in Hong Kong, Macau, Taiwan or foreign countries or an international cellular subscriber roaming in mainland China), the roaming calling charges and the calculation of the charges are determined according to the terms agreed between CTC or CMCC and the relevant international cellular operators.

          In addition, pursuant to the Roaming Agreement, CMCC provides inter-provincial and international roaming clearing and settlement services, including related data transmission services, to the Group. The Group pays to CMCC a roaming call record processing fee of RMB0.02 for each inter-provincial roaming call record processed and RMB0.30 for each international roaming call record processed.

     3. Spectrum Fees

          The MII and the Ministry of Finance jointly determine the standardised spectrum fees payable to MII by all mobile communications operators in Mainland China, including the Group. Based on this standardised fee scale, CMCC determines the allocation of spectrum usage fees to be paid by each mobile communications operator under its control and the aggregate sum payable to the MII. In October 1999, the Company entered into an agreement with CMCC (as supplemented by a supplemental agreement entered into in September 2000) to obtain exclusive rights for its Operating Subsidiaries to use the frequency spectrum and telephone numbers allocated to them in the respective areas in which they operate. Under the agreement, the fees payable by CMCC to the MII for the use of the 800/900 MHz and the 1800 MHz frequency band currently under the management of CMCC will be shared between the Group and CMCC's operating subsidiaries. 60% of the fees will be shared on the basis of the number of base stations at the end of the previous year and 40% of the fees will be shared on the basis of the bandwidth of the spectrum used. This agreement is valid for an initial term of one year from 8 October 1999 to 7 October 2000 and will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate at least three months prior to the expiration of the term. This agreement had been automatically renewed, and the current term will expire on 7 October 2001.

     4. Sharing of Inter-Provincial Transmission Line Leasing Fees

          In May 2000, the Company entered into an agreement with CMCC (as supplemented by a supplemental agreement entered into in September 2000) in relation to the leasing of inter-provincial transmission lines. This agreement is effective from 1 April 1999 to 31 March 2001 and will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate in writing at least three months prior to the expiration of the term. This agreement had been automatically renewed, and the current term will expire on 31 March 2002. The inter-provincial transmission line leasing fees payable by the Group will be equal to the amount actually payable by CMCC to CTC, which amount is determined based on the standard leasing fee after adjusting for the discount to which the Group is entitled, and on the basis that the cellular network operators at both ends of the transmission lines will share the inter-provincial transmission line leasing fees equally. The standard leasing fees are laid down by the relevant tariff regulatory authorities and are applicable to other mobile communications operators in mainland China.


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                             LETTER FROM THE BOARD
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     b.   EXISTING CONNECTED TRANSACTIONS WHERE NEW UPPER LIMIT IS IMPOSED OR
          UPPER LIMITS IMPOSED PURSUANT TO PREVIOUS WAIVERS GRANTED BY THE STOCK EXCHANGE HAVE CHANGED UNDER THE NEW WAIVER

          1. Collection Services and Sales Arrangements

               Henan Mobile entered into an agreement with a subsidiary of CMCC in August 1999 in respect of the provision by the CMCC subsidiary of certain payment collection services to Henan Mobile. The collection service charges payable by Henan Mobile amount to 1% of collections.

               In addition, Henan Mobile also entered into a sales service agreement with a subsidiary of CMCC in August 1999 pursuant to which the CMCC subsidiary has agreed to market through its outlets Henan Mobile's cellular services. The maximum sales service charges of RMB250 per cellular service subscriber are based on commercial negotiation on an arm's length basis by reference to the prevailing market rates.

          2. Property Leasing and Management Services

               Each of the Operating Subsidiaries (other than Guangdong Mobile, Zhejiang Mobile and Jiangsu Mobile) leases (and some of those Operating Subsidiaries also sub-lease) from subsidiaries of CMCC various properties for use as its business premises and offices, retail outlets, warehouses, and for locating equipment. In relation to leased properties, the rental payments are determined with reference to market rates. In relation to properties sub-leased to the Operating Subsidiaries by such CMCC subsidiaries (which were in turn leased to such CMCC subsidiaries by third parties), the rental is equal to the rental payable to such third parties and such CMCC subsidiaries do not make any gains as the intermediate lessor. Some of such subsidiaries of CMCC also provide property management services in relation to the properties leased or sub-leased. Property management fees are determined with reference to market rates. Beijing Mobile also leases certain properties and provides property management services to a subsidiary of CMCC according to terms similar to those set out above. The lease agreements were entered into in September 1999 (in respect of Fujian Mobile, Henan Mobile and Hainan Mobile) and in August and September 2000 (in respect of Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile).

               The above property lease agreements provide for the framework within which properties are leased or sub-leased to the relevant lessees and, depending on the requirements of the relevant lessees from time to time, the relevant lessees may increase or decrease the number of properties leased or sub-leased. As a result, the number of properties and, therefore, the aggregate area leased or sub-leased to and the aggregate rentals payable by, the relevant lessees may vary from time to time.

               Chesterton Petty Limited, an independent valuer, has previously confirmed that the rentals payable under such leases and sub-leases were not more than market rates within each respective geographical area as at the relevant dates of such leases and the corresponding head leases, and that all other terms of such leases and sub-leases are not onerous or unusual.

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                             LETTER FROM THE BOARD
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          c.   EXISTING CONNECTED TRANSACTIONS WHERE UPPER LIMITS IMPOSED
               PURSUANT TO PREVIOUS WAIVERS GRANTED BY THE STOCK EXCHANGE REMAIN UNCHANGED

               1. Construction and Related Services

               In September 2000, Beijing Mobile, Shanghai Mobile, Liaoning Mobile and Shandong Mobile entered into agreements with certain subsidiaries of CMCC under which such subsidiaries provide services such as construction, design, equipment installation, testing and/or maintenance services and/or act as general contractors in relation to construction and other projects of these Operating Subsidiaries. Such agreements are for terms of between 6 months and 16 months, each such term being automatically renewed on an annual basis unless either party (in the case of Shandong Mobile, Shanghai Mobile and Beijing Mobile) or Liaoning Mobile (in the case of Liaoning Mobile) notifies the other of its intention to terminate in writing at least three months prior to the expiration of the term. Beijing Mobile had also previously entered into other agreements with subsidiaries of CMCC for the provision of certain construction and related services in connection with specific projects. The charges payable for services rendered under such agreements are determined according to standards laid down by the relevant government departments and/or by reference to market rates.

               2. Equipment Maintenance and Related Services

               In September 2000, Beijing Mobile, Shanghai Mobile and Liaoning Mobile entered into agreements with certain subsidiaries of CMCC under which such subsidiaries provide equipment maintenance and related services to such Operating Subsidiaries. Such agreements are for terms of between 6 months and 15 months, each such term being automatically renewed on an annual basis unless either party (in the case of Beijing Mobile) or Shanghai Mobile or Liaoning Mobile (in the case of Shanghai Mobile and Liaoning Mobile, respectively) notifies the other of its intention to terminate in writing at least three months prior to the expiration of the term. Beijing Mobile had also previously entered into another agreement with a subsidiary of CMCC for the provision of certain equipment maintenance and related services in respect of the maintenance of base stations. The charges payable for services rendered under such agreements are determined according to standards laid down by the relevant government departments and/or by reference to market rates.

               3. Transmission Tower Production, Sales and Other Services and Antenna Maintenance Services

               In August 2000, Hebei Mobile entered into an agreement with a subsidiary of CMCC under which such subsidiary provides transmission tower design, production, installation and maintenance services and antenna maintenance services to Hebei Mobile, and sells transmission towers and spare parts to Hebei Mobile. The initial term of this agreement is for one year from 1 August 2000 to 31 July 2001. This agreement will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate in writing at least three months prior to the expiration of the term. The price of such transmission towers and spare parts and the charges payable for services rendered under the agreement are determined according to standards laid down by relevant government departments and/or by reference to market rates.

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                             LETTER FROM THE BOARD
--------------------------------------------------------------------------------

B. PREPAID SERVICES

     Each of the Operating Subsidiaries offer prepaid services. Some of such prepaid services, primarily the "Shenzhouxing" service, allow subscribers to add value to their SIM cards. The prepaid subscribers can make and receive local and domestic and international long distance calls and most of those subscribers also enjoy nationwide domestic roaming services. The prepaid subscribers may add value to their cards by purchasing value-adding cards from any of the Group's network operators or CMCC's network operators. On 11 May 2001, the Company entered into an agreement (the "Prepaid Services Agreement") with CMCC regarding the sharing and settlement of revenue when prepaid subscribers purchase value-adding cards issued by network operators other than their home network operators. Under the terms of the Prepaid Services Agreement, the network operator in the location which issues the value-adding card remits 95% of the face value of the value-adding card to the subscriber's home network operator and keeps the remaining 5% of the face value as a handling charge. Hence, if the Group's subscribers purchase value-adding cards issued by CMCC's network operators, CMCC's network operators will be entitled to 5% of the face value as the handling charge. Conversely, if CMCC's subscribers purchase value-adding cards issued by the Group's network operators, the Group will be entitled to 5% of the face value as the handling charge.

     The Prepaid Services Agreement is subject to the approval of the independent shareholders of the Company and if approved, will take retrospective effect from 21 April 2001, the day in April when the monthly billing cycle commences. This is based on arm's length negotiations between the Company and CMCC, which commenced in April. The Prepaid Services Agreement, if approved, will replace an existing agreement between the Company and CMCC whereby the network operator in the location which issues the value-adding card remits 85% of the face value of the value-adding card to the subscriber's home network operator and keeps the remaining 15% of the face value as a handling charge. The Directors are of the view that the amendment to the existing arrangement will not have any material impact on the financials of the Group and will result in a fairer allocation of revenue from value-adding cards between network operators in line with the operating costs incurred by these operators. The Stock Exchange has previously granted a waiver in respect of this existing agreement, which originally was to expire on 31 December 2001. As the Company and CMCC entered into the Prepaid Services Agreement which is a new arrangement, the Company has applied to the Stock Exchange and the Stock Exchange has granted a new waiver. Accordingly, immediately upon the new waiver taking effect, the previous waiver will lapse.

     The arrangement for the sharing and settlement of interconnection and roaming revenue in relation to prepaid services is the same as the arrangement in relation to contract subscribers.

C. Platform Development

     Aspire Holdings is a non-wholly owned subsidiary of the Company. Aspire Holdings entered into a Platform Development Master Agreement with each of the Company and CMCC on 10 January 2001. Details of these agreements were disclosed by the Company in compliance with the requirements of the Listing Rules in an announcement dated 10 January 2001. Pursuant to the two Platform Development Master Agreements, Aspire Holdings (or its subsidiaries) will provide the same scope of technology platform development and maintenance services to the Company, CMCC and their respective mobile telecommunications subsidiaries in various provinces, municipalities and autonomous regions in mainland China. These services include system and gateway integration services, hardware, software and system development (including development of applications), technical support and major overhaul services for the MISC Platform.

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                             LETTER FROM THE BOARD
--------------------------------------------------------------------------------

     According to the Platform Development Master Agreements, each of the Company and CMCC will pay Aspire Holdings equipment charges, systems integration fees, software licensing fees, technical support fees and/or major overhaul charges, which will be determined according to standards laid down by the relevant governmental departments and/or by reference to market rates.

     As at the Latest Practicable Date, Aspire Holdings has commenced the provision of services pursuant to the Platform Development Master Agreements but no charges or fees have been paid by either the Company or CMCC to Aspire Holdings.

UNDERTAKING PROVIDED BY CMCC

     CMCC, through CMHKG (a company in which CMCC has 100% economic interest), owns the entire issued share capital of CMBVI. CMBVI, in turn, is the immediate parent company of the Company holding approximately 75.6% of the issued share capital of the Company. CMCC has, in August 2000, undertaken in writing that, to the extent within CMCC's control, the Group will be treated equally with other cellular mobile communications operators in respect of all approvals, transactions and arrangements between the Group and CMCC and other cellular mobile communications entities controlled by CMCC. As most of the Group's Connected Transactions are with CMCC and its subsidiaries, the undertaking from CMCC would apply to the Connected Transactions described above.

WAIVER OBTAINED FROM STOCK EXCHANGE

     As a result of the Company's relationship with CMBVI and CMCC, the Connected Transactions described above constitute connected transactions of the Company that are subject to the normal shareholders' approval and disclosure requirements under Chapter 14 of the Listing Rules. As the Connected Transactions are expected to occur on a regular and continuous basis in the ordinary and usual course of business, the Company has made an application to the Stock Exchange and the Stock Exchange has granted new waivers in respect of the Existing Connected Transactions and the new connected transactions described under "Connected Transactions --- Prepaid Services" and "Connected Transactions --- Platform Development" above from compliance with the normal shareholders' approval and disclosure requirements related to connected transactions under the Listing Rules, subject to certain conditions as set out under "Conditions of the Waiver" below. For the Existing Connected Transactions, the previous waiver will expire on 31 December 2001 and the new waiver will be effective from 1 January 2002 to 31 December 2004. For the transactions described under "Connected Transactions --- Prepaid Services" and "Connected Transactions --- Platform Development", the new waiver will be effective for three financial years of the Company ending 31 December 2003.

CONDITIONS OF THE WAIVER

     The waiver granted by the Stock Exchange to the Company in relation to the Connected Transactions is subject to the conditions set out under (a) to (g) below.

     (a) arm's length basis: The Connected Transactions as well as the respective agreements governing such Connected Transactions shall be:

          (i) entered into by the Group in the ordinary and usual course of its business on terms that are fair and reasonable so far as the independent shareholders of the Company are concerned; and

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                             LETTER FROM THE BOARD
--------------------------------------------------------------------------------

          (ii) on normal commercial terms and in accordance with the terms of the agreements governing such Connected Transactions.

     (b) disclosure: The Company shall disclose in its annual report details of the Connected Transactions as required by Rules 14.25(1)(A) to (D) of the Listing Rules.

     (c) independent non-executive directors' review: The independent non-executive directors of the Company shall review annually the Connected Transactions and confirm, in the Company's annual report and accounts for the year in question, that such Connected Transactions have been conducted in the manner as stated in paragraph (a) above and within the upper limits set out in paragraph (g) below.

     (d) auditors' review: The auditors of the Company shall review annually the Connected Transactions and shall provide the directors of the Company with a letter. Details of such letter shall be set forth in the Company's annual accounts, stating that the Connected
          Transactions:

          (i)  received the approval of the board of directors;

          (ii) are in accordance with the pricing policy as stated in the Company's annual report;

          (iii) have been conducted in the manner as stated in paragraph (a)(ii) above; and

          (iv) the upper limits as set out in paragraph (g) below have not been exceeded.

          The letter of the auditors is to be addressed to the directors of the Company and a copy of which is to be provided to the Stock Exchange. Where for whatever reason, the auditors decline to accept the engagement or are unable to provide that letter, the directors of the Company shall contact the Stock Exchange immediately.

     (e) shareholders' approval: Independent shareholders of the Company shall have voted in favour of an ordinary resolution to approve the Connected Transactions and the upper limits set out in paragraph (g) below at the Company's extraordinary general meeting to be held on 12 June 2001, immediately following the Company's annual general meeting.

     (f) Undertaking: For the purpose of the above review by the auditors of the Company, CMCC has previously undertaken to the Company that it will provide the Company's auditors with access to its and its associates' accounting records.

     (g) upper limits: Connected Transactions of the following types shall not exceed the upper limits set out below in the relevant financial year of the Group:

          (i) payments by the Group to subsidiaries of CMCC for collection service charges in any financial year shall not exceed 0.1% of the Group's consolidated turnover in that financial year and payment by the Group to subsidiaries of CMCC for sales service charges in any financial year shall not exceed 0.3% of the Group's consolidated turnover of the relevant financial year;

          (ii) payments by the Group to subsidiaries of CMCC for rental and property management fees in any financial year shall not exceed 0.56% of the Group's consolidated turnover of the relevant financial year;

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                             LETTER FROM THE BOARD
--------------------------------------------------------------------------------

          (iii) payments by the Group to subsidiaries of the CMCC for construction and related services in any financial year shall not exceed 0.25% of the Group's consolidated turnover of the relevant financial year;

          (iv) payments by the Group to subsidiaries of CMCC for equipment maintenance and related services in any financial year shall not exceed 0.05% of the Group's consolidated turnover of the relevant financial year;

          (v) payments by Hebei Mobile to the relevant subsidiary of CMCC for purchase of transmission towers and transmission tower-related services and antenna maintenance services in any financial year shall not exceed 0.06% of the Group's consolidated turnover of the relevant financial year;

          (vi) handling charges received by the Group from subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 2% of the Group's consolidated turnover in that financial year and handling charges paid by the Group to subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 2% of the Group's consolidated turnover of the relevant financial year; and

          (vii) payments by each of the Company and CMCC to Aspire Holdings in respect of equipment charges, systems integration fees, software licensing fees, technical support fees and/or major overhaul charges for the MISC Platform in any financial year shall not exceed 3% of the Group's consolidated net tangible assets of the relevant financial year.

SETTING OF THE UPPER LIMITS

     For the transactions described in the paragraphs headed "Interconnection Arrangement", "Roaming Arrangement", "Spectrum Fees" and "Sharing of Inter-Provincial Transmission Line Leasing Fees" on pages 6 to 8 of this circular, no upper limits are proposed as the revenue received and the payments made by the Group in respect of these transactions are dependent upon the relevant standard tariff or policies determined by the relevant regulatory authorities in China, and the Company is not in a position to fix upper limits for these transactions. In addition, these transactions are unlike the transactions described under "Construction and Related Services", "Equipment Maintenance and Related Services" and "Transmission Tower Production, Sales and Other Services and Antenna Maintenance Services" where the business activities involved are more matured and developed and current market rates are available to form a reasonable basis for determining upper limits. Details of the fees or charges which are regulated are stated below:

     (i) Transactions described under the paragraphs headed "Interconnection Arrangement" and "Roaming Arrangement" are governed by the Roaming Agreement which provides for the sharing of long distance calling charges among network operators and the sharing of roaming calling charges and handling charges between the Group and CMCC. Long distance calling charges, roaming calling charges and handling charges are regulated tariffs which apply nationally.

     (ii) The MII and Ministry of Finance jointly determine the standardised spectrum fees payable to MII by all mobile communications operators in mainland China.

--------------------------------------------------------------------------------
                             LETTER FROM THE BOARD
--------------------------------------------------------------------------------

    (iii) Transmission line leasing fees are laid down by the relevant tariff regulatory authorities and are applicable to all mobile communications operators in mainland China, including the Group.

     For the transactions described under "Construction and Related Services", "Equipment Maintenance and Related Services" and "Transmission Tower Production, Sales and Other Services and Antenna Maintenance Services" on page 10 of this circular, the nature of the transactions and the terms of the agreements governing these transactions remain the same as when the agreements were first entered into. Hence, the upper limits set out above are the same as those under the waivers previously granted by the Stock Exchange. Also, as these transactions are mainly involved in business activities (for example, construction and maintenance services) which are more developed and matured, the respective current market rates of these transactions form a reasonable basis for determining the upper limits. Therefore, upper limits are imposed on these transactions even though certain charges levied under these transactions are regulated by the relevant regulatory authorities.

     For the transactions described under "Collection Services and Sales Arrangements" on page 9 of this circular, no upper limits were imposed in respect of the waiver previously granted by the Stock Exchange. As the collection service charges payable by Henan Mobile is fixed at 1% of collections and the maximum sales charge is fixed at RMB250 per cellular service subscribers, the Directors are of the view that it is reasonable to impose upper limits of 0.1% and 0.3% of the Group's consolidated turnover in respect of collection service charges and sales service charges, respectively. The Directors estimate that such charges will increase year on year as a result of the growth of the subscriber base of Henan Mobile and having taken into account the huge increase in such charges from 1999 to 2000, the Directors believe that these upper limits are reasonable and sufficient to accommodate such growth.

     For the transactions described under "Property Leasing and Management Services" on page 9 of this circular, the upper limits previously imposed were 0.34% of the Group's consolidated turnover in any financial year (in respect of transactions entered into by Fujian Mobile, Henan Mobile and Hainan Mobile) and RMB85,000,000 (in respect of transactions entered into by Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile). As all of these transactions relate to property rental and property management, it is easier for the Company to monitor the consideration passed under these transactions by setting one upper limit with reference to the Group's turnover on a consolidated basis. This upper limit of 0.56% of the Group's consolidated turnover was calculated on the basis of the pro-forma combined rental and property management fee for the year 2000 and assuming an aggregate increase of about 20% in market rental over a three-year period.

     For the transactions described under the paragraph headed "Connected Transactions --- Platform Development" on pages 11 to 12 of this circular, the upper limit of 3% of the Group's consolidated net tangible assets is determined based on the Directors' reasonable estimates of the annual maximum levels of the services to be provided by Aspire Holdings to each of the Company and CMCC.

     The Stock Exchange has also indicated that if any of the values of the Connected Transactions exceed the relevant upper limits or if any of the terms of the agreements related to the Connected Transactions, or the nature of the Connected Transactions is altered (unless as provided for under the terms of the relevant agreement) or if the Group enters into any new agreements with connected persons in the future, the Company will need to comply fully with all the relevant provisions of Chapter 14 of the Listing Rules dealing with connected transactions.

--------------------------------------------------------------------------------
                             LETTER FROM THE BOARD
--------------------------------------------------------------------------------

EXTRAORDINARY GENERAL MEETING

     A notice of the Extraordinary General Meeting to be held in the Conference Room, 5th Floor, Island Shangri-La, Pacific Place, Supreme Court Road, Central, Hong Kong on 12 June 2001 at 11:30 a.m. (or as soon thereafter as the annual general meeting of the Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned) is set out at the end of this circular. An ordinary resolution will be proposed to approve the Connected Transactions.

     In accordance with the Listing Rules, CMBVI, the controlling shareholder of the Company which is beneficially interested in approximately 75.6% of the issued share capital of the Company as at the Latest Practicable Date, and its Associates, will abstain from voting on the ordinary resolution to approve the Connected Transactions at the Extraordinary General Meeting.

     A form of proxy for use at the Extraordinary General Meeting is enclosed. Whether or not Shareholders are able to attend the Extraordinary General Meeting, they are requested to complete and return the enclosed form of proxy to the Company's registered office at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong, as soon as practicable and in any event at least 36 hours before the time appointed for holding the Extraordinary General Meeting. Completion and return of the form of proxy will not preclude Shareholders from attending and voting in person at the Extraordinary General Meeting should they so wish.

RECOMMENDATION OF THE INDEPENDENT BOARD COMMITTEE

     Rothschild has been appointed as the independent financial adviser to advise the Independent Board Committee in respect of the terms of the Connected Transactions.

     The Independent Board Committee, having taken into account the advice of Rothschild, considers the terms of the Connected Transactions as a whole to be fair and reasonable so far as the Independent Shareholders are concerned. Accordingly, the Independent Board Committee recommends that the Independent Shareholders should vote in favour of the ordinary resolution to approve the Connected Transactions (together with the relevant upper limits) at the Extraordinary General Meeting. The letter from Rothschild containing its advice and recommendation and the principal factors and reasons taken into account in arriving at its recommendation is set out on pages 18 to 26 of this circular.

ADDITIONAL INFORMATION

     Your attention is drawn to the letter of the Independent Board Committee set out on page 17 of this circular, the letter set out on pages 18 to 26 of this circular from Rothschild, the independent financial adviser to the Independent Board Committee in respect of the Connected Transactions, and to the information set out in the appendix to this circular.


                                                      By Order of the Board

                                                China Mobile (Hong Kong) Limited

                                                          Wang Xiaochu

                                                             Chairman

--------------------------------------------------------------------------------
                  LETTER FROM THE INDEPENDENT BOARD COMMITTEE
--------------------------------------------------------------------------------


                                     [LOGO]

                        CHINA MOBILE (HONG KONG) LIMITED

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

                                                                     14 May 2001

To the Independent Shareholders

Dear Sir or Madam,

                             CONNECTED TRANSACTIONS

     We refer to the circular dated 14 May 2001 (the "Circular") issued by the Company to its Shareholders of which this letter forms part. The terms defined in the Circular shall have the same meanings when used in this letter, unless the context otherwise requires.

     On 11 May 2001, the Board announced that the Company has made an application to the Stock Exchange and the Stock Exchange has granted a new waiver from compliance with the normal disclosure and shareholders' approval requirements under the Listing Rules in connection with the Connected Transactions as summarised in the Letter from the Board set out on pages 5 to 16 of the Circular. The Stock Exchange has previously granted such waivers in respect of the Existing Connected Transactions.

     The Independent Board Committee was formed on 11 April 2001 to make a recommendation to the Independent Shareholders as to whether, in its view, the terms of the Connected Transactions are fair and reasonable so far as the Independent Shareholders are concerned. Rothschild has been appointed as independent financial adviser to advise the Independent Board Committee as to whether the terms of the Connected Transactions as a whole are fair and reasonable so far as the Independent Shareholders are concerned.

     The terms of the Connected Transactions are summarised in the Letter from the Board set out on pages 5 to 16 of the Circular.

     As your Independent Board Committee, we have discussed with the management of the Company the reasons for entering into the Connected Transactions and the basis upon which their terms have been determined. We have also considered the key factors taken into account by Rothschild in arriving at its opinion regarding the Connected Transactions as set out in its advice letter on pages 18 to 26 of the Circular, which we urge you to read carefully.

     THE INDEPENDENT BOARD COMMITTEE CONCURS WITH THE VIEWS OF ROTHSCHILD AND CONSIDERS THAT THE TERMS OF THE CONNECTED TRANSACTIONS AS A WHOLE ARE FAIR AND REASONABLE SO FAR AS THE INDEPENDENT SHAREHOLDERS ARE CONCERNED. ACCORDINGLY, THE INDEPENDENT BOARD COMMITTEE RECOMMENDS THE INDEPENDENT SHAREHOLDERS TO VOTE IN FAVOUR OF THE ORDINARY RESOLUTION SET OUT IN THE NOTICE OF THE EXTRAORDINARY GENERAL MEETING AT THE END OF THE CIRCULAR.


                                                          Yours faithfully

                                                        Arthur Li Kwok Cheung

                                                             Lo Ka Shui

                                                     Independent Board Committee

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

                                     [LOGO]

                                   16th Floor
                                Alexandra House
                                    Central
                                   Hong Kong
                                                                     14 May 2001

To the Independent Board Committee of
 China Mobile (Hong Kong) Limited

Dear Sirs,

                             CONNECTED TRANSACTIONS

     We refer to our engagement to advise the Independent Board Committee with respect to the Connected Transactions, details of which are contained in the circular dated 14 May 2001 to the Shareholders (the "Circular") of which this letter forms a part. Rothschild has been retained as the independent financial adviser by the Company to advise the Independent Board Committee as to whether or not the terms of the Connected Transactions as a whole are fair and reasonable so far as the Independent Shareholders are concerned.

     The terms used in this letter shall have the same meanings as defined elsewhere in the Circular unless the context otherwise requires.

     The Group had entered into a number of agreements in the past and the transactions under such agreements are of a recurrent nature which constitute connected transactions for the Company under the Listing Rules. The Independent Shareholders had previously approved these agreements (the "Existing Agreements"), save for the agreements as set out in the section headed "(d) New Connected Transactions under the New Agreements" below (the "New Agreements"). The Company had also previously applied for waivers from strict compliance with the normal disclosure and shareholders' approval requirements of the Listing Rules in relation to the Existing Agreements and these existing waivers have been granted by the Stock Exchange. The existing waivers will remain effective until 31 December 2001. As the Company expects that the connected transactions under the Existing Agreements and the New Agreements will continue to be conducted regularly and on an ongoing basis in the Company's ordinary and usual course of business, the Company has applied to the Stock Exchange for a new waiver in respect of the Existing Agreements and the New Agreements (altogether the "Agreements") from strict compliance with the normal disclosure and shareholders' approval requirements under the Listing Rules (the "New Waiver"). The Stock Exchange has granted the New Waiver, subject to the conditions as set out under the section headed "Conditions of the Waiver" in the "Letter from the Board". The new waiver in relation to the Existing Agreements will be effective from 1 January 2002 and will be valid until 31 December 2004. The new waiver in relation to the transactions as set out in the section headed "(i) Prepaid services" on page 23 of the Circular and the transactions as set out in the section headed "(ii) Platform development" on page 24 of the Circular will be effective for the three financial years of the Company ending 31 December 2003.

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

     In formulating our recommendation, we have relied on the information and facts supplied to us by the Company and have assumed that any representations made to us are true, accurate and complete. We have also assumed that all information, representations and opinions contained or referred to in the Circular are fair and reasonable and accordingly, we have relied on them. In addition, we have not considered any taxation or regulatory consequences of any of the transactions referred to in this letter so far as the Company or its Operating Subsidiaries are concerned.

     We have been advised by the Directors that no material facts have been omitted and we are not aware of any facts or circumstances which would render the information provided and the representations made to us untrue, inaccurate or misleading. The Directors have collectively and individually accepted full responsibility for the accuracy of the information contained in the Circular and have confirmed, having made all reasonable enquiries, that to the best of their knowledge and belief there are no other facts the omission of which would make any statement in the Circular misleading. We consider that we have reviewed sufficient information to reach an informed view and to justify relying on the accuracy of the information contained in the Circular to provide a reasonable basis for our advice. We have not, however, conducted any independent in-depth investigation into the business and affairs of the Group.

PRINCIPAL FACTORS AND REASONS

In arriving at our opinion, we have taken into consideration the following principal factors and reasons:

     1. Nature of the Connected Transactions

          The Agreements had been entered into between the Company (or its subsidiaries) and CMCC (or its subsidiaries) in the Company's ordinary and usual course of business, and the transactions under the Agreements constitute connected transactions for the Company under the Listing Rules. These on-going connected transactions include interconnection arrangements, roaming arrangements, spectrum fees, sharing of inter-provincial transmission line leasing fees, collection services and sales arrangements, property leasing and management services, construction and related services, equipment maintenance and related services, transmission tower production, sales and other services and antenna maintenance services, prepaid services and platform development.

          As noted in the "Letter from the Board", the services under the Connected Transactions are charged either in accordance with the tariffs/standards set by the relevant Chinese regulatory authorities and/or based on market rates and/or determined after arm's length negotiations between the parties involved and based on normal commercial terms. As also noted in the "Letter from the Board", to the extent within CMCC's control, CMCC has, in August 2000, undertaken in writing that, the Group will be treated equally with other cellular mobile communications operators in respect of all approvals, transactions and arrangements between the Group and CMCC and other cellular mobile communications operators controlled by CMCC. As most of the Group's Connected Transactions are with CMCC and its subsidiaries, the undertaking from CMCC would apply to the Connected Transactions as described above. This formed an important basis for the Group in entering into the Agreements. Although the Existing Agreements had been approved by the Independent Shareholders previously, such approval from the Independent Shareholders is required again for the purpose of fulfilling the corresponding condition as required by the Stock Exchange regarding the granting of the New Waiver. Moreover, the approval of the New Agreements is also required to facilitate the Company in the obtaining of the New Waiver.

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

DESCRIPTION OF THE CONNECTED TRANSACTIONS

     We set out below a summary of each of the Connected Transactions.

     (a) Types of Connected Transactions under the Existing Agreements which had been approved by the Independent Shareholders previously and no upper limits have been imposed under both the existing waivers granted by the Stock Exchange and the New Waiver:

          (i)  Interconnection arrangements

               The Roaming Agreement was entered into after arm's length negotiations between the parties involved and after taking into account the guidelines laid down by the relevant tariff regulatory authorities which provides for, inter alia, (a) the sharing of long distance calling charges, if any, in respect of inter-provincial roaming, (b) settlement arrangements of international long distance calling charges incurred by international cellular subscribers making international long distance calls while roaming in the areas in Mainland China where the Group operates, and (c) settlement arrangements of international long distance calling charges, if any, when the Group's cellular subscribers roam internationally. This agreement applies to all the Operating Subsidiaries with an initial effective period up to 31 March 2001. The Roaming Agreement provides for automatic renewal on an annual basis unless either party notifies the other of its intention of termination. The Roaming Agreement has been automatically renewed and the current terms will expire on 31 March 2002.

          (ii) Roaming arrangements

               As explained above, the Roaming Agreement also provides for other arrangements including the sharing of roaming calling charges in respect of inter-provincial roaming and international roaming, roaming call record processing fee payable by the Group to CMCC regarding the provision of inter-provincial and international roaming clearing and settlement services by CMCC. These existing arrangements were arrived at after arm's length negotiations between the parties involved, having considered the guidelines laid down by the relevant tariff regulatory authorities.

          (iii) Spectrum fees

               Under the agreement between the Group and CMCC, the Company has the exclusive right to use the frequency spectrum and telephone numbers allocated to the Company in the areas that it operates. It also provides the mechanism for the sharing of the spectrum usage fees between the Operating Subsidiaries and CMCC's other operating subsidiaries which is based on the standardised fee scale jointly determined by the MII and the Ministry of Finance. This agreement has an initial effective period of one year which was expired on 7 October 2000 and would be automatically renewed on an annual basis unless either party notifies the other of its intention of termination. This agreement has been automatically renewed and the current terms will expire on 7 October 2001.

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

          (iv) Sharing of inter-provincial transmission line leasing fees

               Under the existing inter-provincial transmission leased line agreement with CMCC, the Group leases from CTC, via CMCC, inter-provincial transmission lines which link the Group's mobile switching centres together and with other mobile switching centres of CMCC. The rental payable by the Group is determined on the basis that the cellular network operators at both ends of the transmission lines will share the transmission leasing fees equally, and will be equal to the actual amount payable by CMCC to CTC, which is determined based on the standard leasing fee stipulated by the relevant authorities after adjusting for the discount entitlement of the Group. This agreement has an initial effective period of two years which was expired on 31 March 2001 and would be automatically renewed on an annual basis unless either party notifies the other of its intention of termination. This agreement has been automatically renewed and the current terms will expire on 31 March 2002.

     (b) Types of Connected Transactions under the Existing Agreements which had been approved by the Independent Shareholders with waivers being granted by the Stock Exchange previously but new or revised upper limits will be imposed under the New Waiver:

          (i)  Collection services and sales arrangements

               An agreement was entered into between Henan Mobile and a subsidiary of CMCC in August 1999 pursuant to which the subsidiary of CMCC agreed to provide certain payment collection services to Henan Mobile. In addition, a sales service agreement was also entered into between Henan Mobile and a subsidiary of CMCC pursuant to which the subsidiary of CMCC agreed to market Henan Mobile's cellular services through its outlets. These agreements were entered into between the parties involved after arm's length negotiations and were based on normal commercial terms, having considered prevailing market rates. It should also be noted that upper limits on payments by the Group to subsidiaries of CMCC for collection service charges and sales service charges will be imposed under the New Waiver which will be equivalent to 0.1% and 0.3% of the Group's consolidated turnover in any financial year respectively (note: there is no upper limit under the existing waivers granted by the Stock Exchange).

          (ii) Property leasing and management services

               Each of the Operating Subsidiaries (other than Guangdong Mobile, Zhejiang Mobile and Jiangsu Mobile) leases, and some of them also sub-lease, from other subsidiaries of CMCC various properties for use as its business premises and offices, retail outlets, warehouses and for locating equipment. The respective rental payments by the Operating Subsidiaries are either determined with reference to market rates or are equal to the actual rental payable by such CMCC's subsidiaries. In addition, some of the relevant subsidiaries of CMCC also provide property management services in relation to the leased or sub-leased properties to the aforesaid Operating Subsidiaries and such property management fees are also determined with reference to market rates. Beijing

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

          Mobile also leases certain properties and provides property management services to a subsidiary of CMCC according to terms similar to those set out above. As noted in the "Letter from the Board", Chesterton Petty, an independent valuer, has previously confirmed that the rentals payable under such leases and sub-leases are not more than market rates within each respective geographical area as at the relevant dates of such leases and the relevant head leases, and that all other terms of such leases and sub-leases are not onerous or unusual. The existing waivers granted by the Stock Exchange provide for upper limits on the payments to subsidiaries of CMCC for any financial year which shall not exceed 0.34% of the Group's consolidated turnover (in respect of transactions entered into by Fujian Mobile, Henan Mobile and Hainan Mobile) and RMB85 million (in respect of transactions entered into by Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile) respectively. It should be noted that the upper limit will be revised to 0.56% of the Group's consolidated turnover for any financial year, in aggregate, under the New Waiver.

     (c) Types of Connected Transactions under the Existing Agreements which had been approved by the Independent Shareholders with waivers being granted by the Stock Exchange previously and upper limits under the New Waiver remain unchanged:

          (i)  Construction and related services

               These agreements were entered into between Beijing Mobile, Shanghai Mobile, Liaoning Mobile, Shandong Mobile and certain subsidiaries of CMCC regarding provisions of construction, design, equipment installation, testing and/or maintenance services and/or to act as general contractors in relation to construction and other projects of such Operating Subsidiaries. These agreements were entered into after arm's length negotiations between the respective Operating Subsidiaries and the subsidiaries of CMCC in September 2000 with initial effective periods ranging between six and 16 months. Each of them would be automatically renewed on an annual basis unless either party (in the case of Shandong Mobile, Shanghai Mobile and Beijing Mobile) or Liaoning Mobile (in the case of Liaoning Mobile) notifies the other of its intention of termination. The agreements with initial effective periods expired have been renewed automatically for another one-year period. Beijing Mobile had also previously entered into other agreements with subsidiaries of CMCC for the provision of certain construction and related services in connection with specific projects. The charges payable for services rendered under such agreements are determined according to the standards laid down by the relevant governmental departments and/or by reference to market rates. The existing waivers granted by the Stock Exchange provide for an upper limit on payments by the Group to subsidiaries of CMCC for construction and related services in any financial year which shall not exceed 0.25% of the Group's consolidated turnover in that financial year.

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------


          (ii) Equipment maintenance and related services

               These agreements were entered into between Beijing Mobile, Shanghai Mobile and Liaoning Mobile and certain subsidiaries of CMCC in relation to the provision of equipment maintenance and related services to such Operating Subsidiaries. These agreements were entered into after arm's length negotiations between the parties involved in September 2000 with initial effective periods ranging between six and 15 months. Each of them would be automatically renewed on an annual basis unless either party (in the case of Beijing Mobile) or Shanghai Mobile or Liaoning Mobile (in the case of Shanghai Mobile and Liaoning Mobile respectively) notifies the other of its intention of termination. The agreements with initial effective periods expired have been renewed automatically for another one-year period. Beijing Mobile had also previously entered into another agreement with a subsidiary of CMCC for the provision of certain equipment maintenance and related services in respect of the maintenance of base stations. The charges payable for services rendered under such agreements are determined based on standards laid down by the relevant governmental departments and/or by reference to market rates. The existing waivers granted by the Stock Exchange provide for an upper limit on payments by the Group to subsidiaries of CMCC for equipment maintenance and related services in any financial year which shall not exceed 0.05% of the Group's consolidated turnover in that financial year.

          (iii) Transmission tower production, sales and other services and antenna maintenance services

               Hebei Mobile entered into an agreement with a subsidiary of CMCC in relation to (a) the provision of transmission tower design, production, installation and maintenance services; (b) the provision of antenna maintenance services; and (c) the sale of transmission towers and spare parts to Hebei Mobile. The agreement will expire on 31 July 2001 and will be automatically renewed on an annual basis unless either party notifies the other of its intention of termination. The price of which such transmission towers and spare parts and the charges payable for services rendered under such agreement are determined based on standards laid down by the relevant governmental departments and/of by reference to market rates. The existing waivers granted by the Stock Exchange provide for an upper limit on payments by Hebei Mobile to the relevant subsidiary of CMCC for the purchase of transmission towers and related services, and antenna maintenance services in any financial year which shall not exceed 0.06% of the Group's consolidated turnover in that financial year.

     (d)  New Connected Transactions under the New Agreements:

          (i)  Prepaid services

               Each of the Operating Subsidiaries offers prepaid services, and under some of such prepaid services, subscribers are allowed to add value to their SIM cards by purchasing value-adding cards from any of the Group's network operators or CMCC's other network operators. The Company entered into an agreement with CMCC on 11 May 2001 to amend the existing arrangements in

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------


               relation to the sharing and settlement of revenue when prepaid subscribers purchase value-adding cards issued by network operators other than their home network operators. This agreement was entered into after arm's length negotiations between the Company and CMCC and was based on normal commercial terms. Under this agreement, the network operator in the location which issues the value-adding card will remit 95% of the face value of the value-adding card to the subscriber's home network operator, and will keep the remaining 5% of the face value as a handling charge. Hence, if the Group's subscribers purchase value-adding cards issued by CMCC's network operators, CMCC's network operators will be entitled to 5% of the face value as the handling charge. Conversely, if CMCC's subscribers purchase value-adding cards issued by the Group's network operators, the Group will be entitled to 5% of the face value as the handling charge. As also noted from the "Letter from the Board", the Directors are of the view that the amendments to the existing arrangements will not have any material impact on the financials of the Group. On the above basis, we are of the view that the sharing and settlement of revenue arrangements under this new agreement to be fair and reasonable so far as the Independent Shareholders are concerned.

                    This agreement is subject to the approval by the Independent
               Shareholders at the Extraordinary General Meeting, and if approved, would take retrospective effect from 21 April 2001. This agreement, if approved, will replace an existing agreement between the Company and CMCC in respect of the existing arrangements for prepaid services, details of which are set out in the "Letter from the Board". The Stock Exchange has previously granted a waiver in respect of the existing arrangements, which originally was to expire on 31 December 2001. As the Company and CMCC entered into this new agreement, the Company has applied to the Stock Exchange and the Stock Exchange has granted the New Waiver which will be effective for the three financial years of the Company ending 31 December 2003. It should be noted that the New Waiver for this agreement provide for an upper limit in respect of handling charges received by the Group from subsidiaries of CMCC for prepaid services in any financial year which shall not exceed 2% of the Group's consolidated turnover in that financial year and handling charges paid by the Group to subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 2% of the Group's consolidated turnover of that financial year.

               (ii) Platform development

                    Two Platform Development Master Agreements have been entered into between (i) Aspire Holdings and the Company; and (ii) Aspire Holdings and CMCC on 10 January 2001, pursuant to which Aspire Holdings (or its subsidiaries) will provide the same scope of technology platform development and maintenance services to the Company, CMCC and their respective mobile telecommunications subsidiaries in various provinces, municipalities and autonomous regions in Mainland China. The services include system and gateway integration services, hardware, software and system development (including development of applications), technical support and major overhaul services for the MISC Platform. Accordingly, each of the Company and CMCC will pay Aspire Holdings equipment charges, systems integration fees, software licensing fees, technical support fees and/or major overhaul charges, which will

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

               be determined according to standards laid down by the relevant governmental departments and/or by reference to market rates. As such, we are of the view that the Connected Transactions under the Platform Development Master Agreements are fair and reasonable so far as the Independent Shareholders are concerned. It should be noted that an upper limit for the payments by each of the Company and CMCC to Aspire Holdings in respect of the charges for these services will be imposed under the New Waiver which shall not exceed 3% of the Group's consolidated net tangible assets of the relevant financial year.

               Conclusion

                    On the basis that: (a) the Agreements were entered into by the Group in the ordinary and usual course of its business; (b) the terms and charges of the Connected Transactions were determined either in accordance with the tariffs/standards set by the relevant Chinese regulatory authorities and/or by reference to market rates and/or determined after arm's length negotiations between the parties involved and based on normal commercial terms and in accordance with the terms of the agreements governing such Connected Transactions; (c) in view of the aforesaid equal treatment undertaking given by CMCC; and (d) all of the Existing Agreements had previously been approved by the Independent Shareholders between 1999 and 2000, we are of the view that the terms of the Connected Transactions as a whole are fair and reasonable so far as the Independent Shareholders are concerned.

     2. The New Waiver

          As noted in the "Letter from the Board", the Directors expect that the Connected Transactions will continue to be conducted regularly and on an ongoing basis in the Company's ordinary and usual course of business. Accordingly, the Directors consider that full compliance of the normal disclosure and shareholders' approval requirements under the Listing Rules in respect of these Connected Transactions would be impracticable and would not be in the interest of the Group. As such, the Company has applied for the New Waiver, and the Stock Exchange has granted the New Waiver subject to, inter alia, the Independent Shareholders' approval of the Connected Transactions at the Extraordinary General Meeting.

          We note that no upper limits have been imposed on certain Connected Transactions whilst some of them have upper limits imposed and/or revised under the New Waiver (please refer to the detailed classifications of different types of Connected Transactions as set out in the section headed "1. Nature of the Connected Transactions" on pages 19 to 25 of the Circular). We have discussed with the management of the Company regarding the basis of setting the respective upper limits for these Connected Transactions (including a review of the historical figures of these transactions provided by the Company), as well as the reasons for the changes of the upper limits for some of these Connected Transactions and the reasons for not imposing upper limit on certain Connected Transactions, details of which are set out in the section headed "Setting of the Upper Limits" in the "Letter from the Board". In particular, we note that the major reason for not imposing an upper limit for the transactions as set out under the sections headed "Interconnection arrangements", "Roaming arrangements", "Spectrum fees" and "Sharing of inter-provincial transmission line leasing fees" is that the tariffs and charges under these transactions are dependent upon the relevant standard tariffs and policies determined by the relevant regulatory authorities in China, and we concur with the Board's view that the Company is not in a position to fix upper limits for these transactions. In addition, we concur with the Board's view that these transactions are unlike the transactions described under "Construction

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------



     and related services", "Equipment maintenance and related services" and "Transmission tower production, sales and other services and antenna maintenance services" where the business activities involved are more matured and developed and current market rates are available to form a reasonable basis for determining upper limits. We also consider that the respective upper limits imposed on the Connected Transactions under the New Waiver to be fair and reasonable so far as the Independent Shareholders are concerned.

          It should also be noted that under the terms of the New Waiver, the Company will still be required to comply with certain requirements, inter alia, the disclosure of details of the Connected Transactions in the Company's annual report as well as the reviews by the independent non-executive directors and auditors of the Company. On such basis, we believe that the interests of the Independent Shareholders will be properly safeguarded under the terms of the New Waiver.

RECOMMENDATION

     Having considered the above principal factors and reasons and the terms of the Connected Transactions, we consider the terms of the Connected Transactions as a whole to be fair and reasonable and that the application for the New Waiver (with the imposition of the respective upper limits) to be in the interest of the Group so far as the Independent Shareholders are concerned. Accordingly, we advise the Independent Board Committee to recommend the Independent Shareholders to vote in favour of the ordinary resolution to approve the Connected Transactions at the Extraordinary General Meeting.


                                                   Yours very truly,

                                                 For and on behalf of

                                       N M ROTHSCHILD & SONS (HONG KONG) LIMITED

                                                      KELVIN CHAU

                                                        Director

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

1.   RESPONSIBILITY STATEMENT

     This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Company. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

2.   DISCLOSURE OF INTERESTS

     (i) As at the Latest Practicable Date, Mr. Wang Xiaochu had a personal interest in 500 American depositary shares (representing 2,500 ordinary shares) in the Company, Mr. Li Zhenqun had a personal interest in 100 American depositary shares (representing 500 ordinary shares) in the Company, and Mr. Ding Donghua had a personal interest in 500 American depositary shares (representing 2,500 ordinary shares) in the Company.

     (ii) As at the Latest Practicable Date, options excisable for an aggregate of 14,494,000 shares had been granted to the following Directors under the Company's share option scheme:


DIRECTORS                                                      NUMBER OF SHARES
                                                              COVERED BY OPTIONS
Wang Xiaochu                                                           4,100,000
Ding Donghua                                                           3,400,000
Li Gang                                                                1,180,000
Xu Long                                                                1,170,000
He Ning                                                                1,166,000
Liu Ping                                                               1,162,000
Yuan Jianguo                                                           1,160,000
Wei Yiping                                                             1,156,000


     The options granted to different Directors are exercisable within different periods, commencing from 9 March 1998 to 7 October 2007.

     Save as disclosed above, as at the Latest Practicable Date, none of the Directors had or was deemed to have any interests in the share capital of the Company or any of its associated corporations (within the meaning of the SDI Ordinance) which were required to be notified to the Company and the Stock Exchange pursuant to section 28 of the SDI Ordinance (including interests which they are deemed or taken to have under section 31 of, or part 1 of the Schedule to, the SDI Ordinance) or which are required, pursuant to section 29 of the SDI Ordinance to be entered in the register referred to therein or which are required, pursuant to the Model Code for Securities Transactions by Directors of Listed Companies, to be notified to the Company and the Stock Exchange.


     Save as disclosed herein, none of the Directors is materially interested in any contract or arrangement subsisting at the date hereof which is significant to the business of the Group taken as a whole.

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


     Since 31 December 2000, the date to which the latest published audited financial statements of the Company were prepared, none of the Directors nor any experts named in paragraph 6 of this Appendix has any direct or indirect material interest in any assets which have been acquired or disposed of by or leased to any member of the Group, or are proposed to be acquired or disposed of by or leased to any member of the Group.

3.   SUBSTANTIAL SHAREHOLDERS

     As at the Latest Practicable Date, so far as is known to the Directors, the following persons were, directly or indirectly, interested in 10% or more of the issued share capital carrying rights to vote at general meetings of any member of the Group:


                                                                   Percentage of
                                                No. of Shares       Shares held
CMCC                                          14,062,602,396               75.6%
CMHKG                                         14,062,602,396               75.6%
CMBVI                                         14,062,602,396               75.6%


Note: Because of the fact that CMCC and CMHKG directly or indirectly control one-third or more of the voting rights in the shareholders' meetings of CMBVI, in accordance with the SDI Ordinance, the interests of CMBVI are deemed to be, and have therefore been included in, the interests of CMCC and CMHKG.

     Save as disclosed above, there is no person known to the Directors who, as at the Latest Practicable Date, was, directly or indirectly, interested in 10% or more of the nominal value of the issued share capital of any member of the Group.

4. SERVICE CONTRACTS

     As at the Latest Practicable Date, none of the Directors had entered, or proposed to enter, into any service contracts with the Company or any member of the Group (excluding contracts expiring or determinable by the employer within one year without payment of compensation (other than statutory compensation)).

5. MATERIAL ADVERSE CHANGE

     The Directors are not aware of any material adverse change in the financial or trading position of the Group since 31 December 2000, being the date of the latest published audited consolidated accounts of the Company.

6. CONSENT AND QUALIFICATION OF EXPERT

     Rothschild is an investment adviser registered under the Securities Ordinance (Chapter 333 of the Laws of Hong Kong). Rothschild has given and has not withdrawn its written consent to the issue of this circular with the inclusion of its advice letter in respect of the Connected Transactions, and references to its name in the form and context in which they appear.

     Rothschild is not beneficially interested in the share capital of any member of the Group and it does not have any right, whether legally enforceable or not, to subscribe for or to nominate persons to subscribe for securities in any member of the Group.

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

7.   MISCELLANEOUS

     (a)  The company secretary of the Company is Yung Shun Loy, Jacky (FCCA
          (UK), FHKSA, CPA (Australia)).

     (b) The registered office and head office of the Company is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong.

     (c) The English text of this circular and form of proxy shall prevail over the Chinese text.

8.   DOCUMENTS AVAILABLE FOR INSPECTION

     Copies of the following documents will be available for inspection at Linklaters, 10th Floor, Alexandra House, Chater Road, Hong Kong during normal business hours on any business day from the date of this circular until 12 June 2001:

     (a) all contracts referred to under the paragraph headed "Connected Transactions" under the section "Letter from the Board" which is set out on pages 5 to 16 of this circular;

     (b) the written consent of Rothschild referred to in paragraph 6 of this appendix; and

     (c) the advice letter from Rothschild dated 14 May 2001, the text of which is set out on pages 18 to 26 of this circular.

--------------------------------------------------------------------------------
                   NOTICE OF THE EXTRAORDINARY GENERAL MEETING
--------------------------------------------------------------------------------


                                     [LOGO]

                        CHINA MOBILE (HONG KONG) LIMITED

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

     NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of the shareholders of China Mobile (Hong Kong) Limited (the "Company") will be held at 11:30 a.m. (or as soon thereafter as the annual general meeting of the Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned) on 12 June 2001 in the Conference Room, 5th Floor, Island Shangri-La, Pacific Place, Supreme Court Road, Central, Hong Kong for the purpose of considering and, if thought fit, passing with or without modifications the following resolutions:

                              ORDINARY RESOLUTION

     1. "THAT the Connected Transactions as described in the paragraph headed "Connected Transactions" under the section "Letter from the Board" in the circular to shareholders dated 14 May 2001, which the Company expects to occur on a regular and continuous basis in the ordinary and usual course of business of the Company and its subsidiaries, together with the relevant upper limits are hereby approved and the directors of the Company are hereby authorised to do all further acts and things and execute such further documents and take all such steps which in their opinion may be necessary, desirable or expedient to implement and/or give effect to the terms of the Connected Transactions."



                                                           By Order of the Board

                                                            Yung Shun Loy, Jacky

                                                               Company Secretary

Hong Kong, 14 May 2001

Notes:

1. A member entitled to attend and vote at the Extraordinary General Meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a member of the Company.

2. In order to be valid, a form of proxy together with any power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority, must be deposited at the Company's registered office at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong at least 36 hours before the time appointed for holding the Extraordinary General Meeting. Completion and return of the form of proxy shall not preclude you from attending and voting in person at the meeting or at any adjourned meeting should you so wish.

                                     [LOGO]


                        CHINA MOBILE (HONG KONG) LIMITED

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

              FORM OF PROXY FOR THE EXTRAORDINARY GENERAL MEETING
                           TO BE HELD ON 12 JUNE 2001

I/We (Note 1)________________________________________________________________of
____________________________________ being the registered holder(s) of
__________________ Shares (Note 2) of HK$0.10 each in the share capital of the above-named Company HEREBY APPOINT THE CHAIRMAN OF THE EXTRAORDINARY GENERAL MEETING (Note 3) or ___________________________________________ of
_______________________________________________ as my/our proxy to attend and act for me/us at the Extraordinary General Meeting (and any adjournment thereof) of the said Company to be held at the Conference Room, 5th Floor, Island Shangri-La, Pacific Place, Supreme Court Road, Central, Hong Kong on 12 June 2001 at 11:30 a.m. (or as soon thereafter as the annual general meeting of the said Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned) for the purposes of considering and, if thought fit, passing with or without modifications the Resolution as set out in the Notice of Extraordinary General Meeting and at such Meeting (and at any adjournment thereof) to vote for me/us and in my/our name(s) in respect of the Resolution as indicated below (Note 4).

ORDINARY RESOLUTION                                     FOR             AGAINST
                                                     (Note 4)           (Note 4)

1. Ordinary Resolution No. 1





Dated this  ________day of____________, 2001       Signed (Note 5)______________

Notes:

1.   Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

2. Please insert the number of shares registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares in the Company registered in your name(s).

3. If any proxy other than the Chairman is preferred, strike out the words "THE CHAIRMAN OF THE EXTRAORDINARY GENERAL MEETING" and insert the name and address of the proxy desired in the space provided. A member may appoint one or more proxies to attend and vote in his stead. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT.

4. IMPORTANT: IF YOU WISH TO VOTE FOR THE RESOLUTION, TICK THE APPROPRIATE BOX MARKED "FOR". IF YOU WISH TO VOTE AGAINST THE RESOLUTION, TICK THE APPROPRIATE BOX MARKED "AGAINST". Failure to complete any or all the boxes will entitle your proxy to cast his votes at his discretion. Your proxy will also be entitled to vote at his discretion on any resolution properly put to the Extraordinary General Meeting other than those referred to in the Notice of Extraordinary General Meeting.

5. This form of proxy must be signed by you or your attorney duly authorised in writing or, in the case of a corporation, must be either executed under its common seal or under the hand of an officer or attorney or other person duly authorised to sign the same.

6. In the case of joint holders of any shares, any one of such joint holders may vote at the Extraordinary General Meeting, either personally or by proxy, in respect of such shares as if he were solely entitled thereto. However, if more than one of such joint holders is present at the Extraordinary General Meeting, either personally or by proxy, the vote of the joint holder whose name stands first in the Register of Members and who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holder(s).

7. To be valid, this form of proxy together with the power of attorney (if any) or other authority under which it is signed (if any) or a notarially certified copy thereof, must be deposited at the registered office of the Company at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong not less than 36 hours before the time for holding the Extraordinary General Meeting or any adjournment thereof (as the case may be).

8. The proxy need not be a member of the Company but must attend the Extraordinary General Meeting in person to represent you.

9. Completion and delivery of the form of proxy will not preclude you from attending and voting at the Extraordinary General Meeting if you so wish. In such event, the instrument appointing a proxy shall be deemed to be revoked.